CorEnergy Set to Join Russell 2000, Russell 3000, Russell Microcap and Russell Global
 Indexes

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo. – June 27, 2014 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR) ("CorEnergy" or the “Company”) today announced that it is expected to join the small-cap Russell 2000 Index, the broad-market Russell 3000 Index, the Russell Microcap Index and the Russell Global Index as part of Russell Investments' annual reconstitution of its U.S. and global equity indexes.

“We are pleased by CorEnergy’s expected inclusion in the Russell Indexes,” said David Schulte, Chief Executive Officer of CorEnergy. “As we continue to execute on our infrastructure real asset strategy, we expect this listing to broaden CorEnergy’s exposure across the investment community and bring added liquidity to our shareholders.”

Membership in the Russell Indexes remains in place for one year, and means automatic inclusion in the appropriate growth and value style indexes. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes. The Russell 2000 is a subset of the Russell 3000 Index representing approximately 10% of the total market capitalization of that index. The Russell 2000 Index measures the performance of the small-cap segment of the U.S. equity universe. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR), primarily owns midstream and downstream U.S. energy infrastructure assets subject to long-term triple net participating leases with energy companies. These assets include pipelines, storage tanks, transmission lines and gathering systems. The Company’s principal objective is to provide stockholders with an attractive risk-adjusted total return, with an emphasis on distributions and long-term distribution growth (reported to our investors on Form 1099). CorEnergy is managed by Corridor InfraTrust Management, LLC, a real property asset manager focused on U.S. energy infrastructure and an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy investments, with approximately $17.2 billion of assets under management in NYSE-listed closed-end investment companies, open-end funds and other accounts as of May 31, 2014. For more information, please visit corenergy.corridortrust.com.

About Russell Indexes
Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. Approximately $5.2 trillion in assets are benchmarked to the Russell Indexes. Russell calculates more than 700,000 benchmarks daily covering approximately 98 percent of the investable market globally, more than 80 countries and 10,000 securities.
Total returns data for the Russell 3000 and other Russell Indexes is available at www.russell.com/Indexes.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual

1100 Walnut, Suite 3350, Kansas City, MO 64106 | Main: 816-875-3705 | Fax: 816-875-5875 | corridortrust.com

performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Contact Information:
Katheryn Mueller, Investor Relations, 877-699-CORR (2677), info@corridortrust.com